Exhibit 4.1.2

AMENDMENT NO. 1

TO

$401,000,000

CREDIT AGREEMENT

Dated as of October 11, 2005

Among

DOUBLE HULL TANKERS, INC.

as Borrower,

ANIA AFRAMAX CORPORATION
ANN TANKER CORPORATION
CATHY TANKER CORPORATION
CHRIS TANKER CORPORATION
REBECCA TANKER CORPORATION
REGAL UNITY TANKER CORPORATION
SOPHIE TANKER CORPORATION

and the Additional Guarantors party hereto from time to time,

as Guarantors,

and

THE ROYAL BANK OF SCOTLAND PLC

as Lender

November 29, 2007

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this "Amendment") is made the 29th day of November, 2007, by and among (i) DOUBLE HULL TANKERS, INC., a Marshall Islands corporation (the “Borrower”), (ii) ANIA AFRAMAX CORPORATION, ANN TANKER CORPORATION, CATHY TANKER CORPORATION, CHRIS TANKER CORPORATION, REBECCA TANKER CORPORATION, REGAL UNITY TANKER CORPORATION and SOPHIE TANKER CORPORATION, each a Marshall Islands corporation (the “Initial Guarantors”) and the Additional Guarantors party thereto from time to time (collectively, the “Guarantors”), and (iii) THE ROYAL BANK OF SCOTLAND PLC, as Lender (the “Lender”), and amends and is supplemental to the Credit Agreement dated as of October 11, 2005, (the “Original Agreement”), made by and among the Borrower, the Initial Guarantors, and the Lender.

W I T N E S S E T H  T H A T:

WHEREAS, pursuant to the Original Agreement, the Lender made available to the Borrower a term loan and revolving credit facility in the principal amount of up to US$401,000,000 (the “Original Facility”) for the purposes described in the Preliminary Statements thereto;

WHEREAS, the Borrower has requested, and the Lender has agreed, to increase the Original Facility to US$420,000,000 (the “New Facility”), representing an increase of US$19,000,000, for the purpose of partially financing the acquisition of two Additional Vessels, as described in Schedule 1 hereto;

WHEREAS, in consideration for the increase in the Original Facility and as additional security for the obligations of the Borrower with respect to the New Facility, the Borrower and the Lender have agreed (1) that the Tranche C Note will be cancelled and replaced with a new Tranche B Note (the “New Tranche B Note”) in the amount of US$184,000,000 in favor of the Lender, substantially in the form of Exhibit A attached hereto; (2) to amend the Mortgages to increase the total amount of the Mortgages to US$504,000,000, of which US$420,000,000 is attributable to the Commitment and US$84,000,000 is attributable to the Master Agreement; (3) that the Initial Guarantors shall enter into a Consent, Agreement and Reaffirmation attached hereto, approving the New Facility and agreeing that all of the Collateral Documents that have been entered into as of the date hereof shall refer to the Original Agreement as amended by this Amendment; (4) that each of the Additional Guarantors, Newcastle Tanker Corporation, a corporation organized and existing under the laws of the Republic of the Marshall Islands and London Tanker Corporation, a corporation organized and existing under the laws of the Republic of the Marshall Islands, will enter into a Credit Agreement Supplement; and (5) that each of the Borrower and the Additional Guarantors, shall enter into new Loan Documents relating to the acquisition of each of the Additional Vessels, Marshall Islands flag vessel mt BESIKTAS (tbr OVERSEAS NEWCASTLE), Official No. 3037 and Marshall Islands flag vessel mt OTTOMAN DIGNITY (tbr OVERSEAS LONDON), Official No. 3053 to secure the Borrower’s obligations under the Original Agreement, as amended hereby, including the obligation of the Borrower to repay the amount of the New Facility in full, together with accrued but unpaid interest and any other amounts owing by the Borrower to the Lender pursuant to the Original Agreement, as amended, the Notes and any other Loan Documents; and

WHEREAS, the Borrower has requested, and the Lender has agreed, to remove the minimum size restriction for vessel acquisitions, and to extend the maximum vessel age at maturity from fifteen (15) years to twenty (20) years;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.      Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2.      Representations and Warranties.  Each of the Borrower and the Guarantors hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement, the Note and the Collateral Documents (updated mutatis mutandis).

3.      No Defaults.  Each of the Borrower and Guarantors hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.      Performance of Covenants.  Each of the Borrower and the Guarantors hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Collateral Documents to which it is a party, on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Original Agreement, as amended or supplemented from time to time, shall remain in effect.

5.      Amendments to the Original Agreement.  Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)	All references to "this Agreement" shall be deemed to refer to the Original Agreement as amended hereby;

(b)	All references to this Agreement in each of the Loan Documents shall be deemed to be references to the Original Agreement as amended hereby;

(c)	Preliminary Statement 1 is hereby amended as follows:

i.  Replace “$401,000,000” with “$420,000,000”.

ii.  Insert “and” before “(b)”.

iii.  Delete “to provide working capital in an amount up to $15,000,000, and (c)”.

(d)	Preliminary Statement 2 is hereby amended as follows:

Delete “Initial” between “The” and “Guarantors”.

(e)	Preliminary Statement 3 is hereby amended as follows:

Replace “$401,000,000” with “$420,000,000”.

(f)	Section 1.01 is hereby amended as follows:

(i)            In the definition of “Additional Vessel”, replace “Tranche C” with “Tranche B”.

(ii)           The definition of “Applicable Margin” shall be deleted in its entirety and replaced with the following:

“means, in the case of Tranche A, seven tenths of one percent (0.70%) per annum and, in the case of Tranche B, eighty-five hundredths of one percent (0.85%) per annum.”

(iii)          In the definition of “Commitment Termination Date”, delete “and the tenth anniversary of the date of the drawdown of the first Advance, in the case of both Tranche B and Tranche C” and replace with “and February 29, 2008, in the case of Tranche B”.

(iv)          The definition of “Interest Period” is hereby amended as follows:

i. Insert “or” after “three” and before “six”.

ii.  Delete “or twelve months”.

(v)           The definition of “Notes” shall be deleted in its entirety and replaced with the following:

“means, collectively, the Tranche A Note and the Tranche B Note.”

(vi)	The definition of “Tranche” shall be deleted in its entirety and replaced with the following:

“means, either of Tranche A or Tranche B, as the context may require.”

(vii)	Delete the definition of “Tranche C” in its entirety.

(viii)	Delete the definition of “Tranche C Note” in its entirety.

(g)	Section 2.01 is hereby amended as follows:

(i)	In the first paragraph:

1.	Replace “$401,000,000” with “$420,000,000”.

2.	Replace “three (3)” with “two (2)”.

(ii)	Delete subsection (b) in its entirety and replace with the following:

1.
“(b)  Up to an aggregate principal amount of $184,000,000 (“Tranche B”), in one or more Advances, whereof each such Advance shall be applied by the Borrower to assist a Guarantor to finance all or a portion of the purchase price of an Additional Vessel under the relevant Memorandum of Agreement and shall be an amount which, together with all other Advances of the Commitment then outstanding, shall not exceed sixty-five percent (65%) of the aggregate amount of the Fair Market Values of all Vessels which would be subject to a Mortgage immediately after the making of such Advance (determined on the basis of the most recent valuation for each Vessel delivered pursuant to Section 3.03(c)(iv)).”

(iii)	Delete subsection (c) in its entirety.

(iv)	In the paragraph following subsection (c), delete both references to “and (c)” following “Section 2.01(b)” in the third and fourth lines.

(h)	Delete Section 2.02 in its entirety and replace with the following:

“Additional Vessels.  Where the Borrower wishes to borrow an Advance of Tranche B in relation to the proposed purchase of a vessel by a Guarantor, the Borrower shall notify the Lender (i) the name of such vessel, (ii) the general description and deadweight tonnage, (iii) the age of such vessel (which on the Final Payment Date would not be more than 20 years old), (iv) the identity of the current owner, (v) the identity of the Guarantor, (vi) the purchase price of such vessel paid or to be paid by such Guarantor, and (vii) such further information as the Lender may require.  If available, the Borrower shall also provide the Lender with a true and complete copy of the relevant Memorandum of Agreement or equivalent agreement for such vessel.  The Lender shall, as soon as reasonably practical, notify the Borrower of the Lender’s acceptance or rejection of such vessel for the purposes of an Advance of Tranche B, which acceptance or rejection shall be in the absolute discretion of the Lender, taking into account, among other things, (a) the employment of such vessel, (b) the ability of forecast earnings of such vessel being able to amortize the debt incurred with respect thereto for the period from the fifth anniversary of the date of the drawdown of the first Advance under Tranche A through the Final Payment Date, including the balloon, within an acceptable percentage of historical averages and (c) the Lender’s satisfaction in its sole discretion as to the Borrower’s ability to raise additional capital via the equity markets of an amount acceptable to the Lender.  In the absence of any acceptance of a vessel being notified, the Lender shall be under no obligation to make any Advance for such vessel.”

(i)	Section 2.03 is hereby amended as follows:

(i)	In the last sentence of the section, replace “$1,000,000” in the parentheses following “$5,000,000” with “10,000,000”.

(j)	Section 2.04 is hereby amended as follows:

(i)	Delete subsection (a) in its entirety and replace with the following:

“(a) The Borrower shall repay the principal of Tranche A in twenty seven (27) consecutive quarterly installments commencing in January 2011, each of such quarterly installments to be in the principal amount of $5,037,963 and the last such quarterly installment to be accompanied by a balloon payment of $99,974,999.”

(ii)	Delete subsection (b) in its entirety and replace with the following:

“(b) The Borrower shall repay the principal of Tranche B by a first installment of $75,000,000 no later than December 31, 2008, followed by twenty seven (27) consecutive quarterly installments commencing in January 2011, each of the first twenty six (26) of such quarterly installments to be in the principal amount of $4,037,037 and the last such quarterly installment to be in the principal amount of $4,037,038.”

(iii)	Delete subsection (c) in its entirety.

(iv)	Current subsection (d) shall become subsection (c).

(v)	Current subsection (e) shall become subsection (d).

(vi)	Current subsection (f) shall become subsection (e).

(vii)	Current subsection (g) shall become subsection (f).

(viii)	Current subsection (h) shall become subsection (g).

(ix)	In current subsection (g), replace “(g)” with “(f)” following “subsection”.

(k)	Section 3.03 shall be amended as follows:

(i)	In the first paragraph, delete “C” and replace it with “B”.

(l)	Section 3.04(i) shall be inserted as follows:

“in respect of each Advance under Tranche B, as amended hereto, the Borrower shall have fully repaid Tranche B under the Original Agreement by the earlier of December 31, 2007 and the first Drawdown Date under Tranche B, as amended hereto;”

(m)	Schedule 1 attached hereto shall become Schedule III to the Credit Agreement.

(n)	Exhibit B-3 to the Original Agreement shall be deleted.

(o)	Exhibit A attached hereto shall replace Exhibit B-2 to the Original Agreement.

6.      No Other Amendment.  All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

7.      Other Documents.  By the execution and delivery of this Amendment, each of the Borrower, Guarantors and the Lender hereby consents and agrees that all references in the Note and the Collateral Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.  By the execution and delivery of this Amendment, each of the Borrower and Guarantors hereby consents and agrees that each of the Note, the Collateral Documents and any other documents that may be executed as security for the Commitment and the Borrower’s and Guarantors’ obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

8.      Fees and Expenses.  Each of the Borrower and the Guarantors have agreed to pay to the Lender all costs and expenses (including reasonable legal fees) of the Lender in connection with the preparation and execution of this Amendment.  The Borrower and the Guarantors have paid an arrangement fee to the Lender in the aggregate amount of $95,000, which is the total amount of fees, costs and expenses owing to the Lender in connection with the preparation and execution of this Amendment.

9.      Conditions Precedent.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:

(a)	This Amendment. Each of the Borrower and the Guarantors shall have duly executed and delivered this Amendment to the Lender;

(b)	Consent, Agreement and Reaffirmation. Each of the Initial Guarantors shall have duly executed and delivered the Consent, Agreement and Reaffirmation attached hereto;

(c)	Credit Agreement Supplement. Each of the Borrower and Additional Guarantors shall have duly executed and delivered the Credit Agreement Supplement;

(d)	New Tranche B Note. The Borrower shall have duly executed and delivered the New Tranche B Note to the Lender;

(e)
Mortgages.  All Mortgages over the Initial Vessels must be amended to increase the total amount of the Mortgages to US$504,000,000, of which US$420,000,000 is attributable to the Commitment and US$84,000,000 is attributable to the Master Agreement;

(f)	Corporate Authority. The Lender shall have received:

(i)            certified copies of the resolutions of the board of directors of the Borrower approving the increase in the Commitment amount described herein, this Amendment, the Credit Agreement Supplement, the New Tranche B Note and each other document contemplated hereby to which the Borrower is or is to be a party, and of all documents evidencing other necessary corporate action by, and governmental approvals relating to, the Borrower, if any, with respect to this Amendment and other related documents to which it is or is to be a party;

(ii)           certified copies of the resolutions of the board of directors and shareholders of each of the Initial Guarantors approving this Amendment, the Consent, Agreement and Reaffirmation attached hereto, the amendment to each of the Mortgages and each other document contemplated hereby to which each of the Initial Guarantors is or is to be a party, and of all documents evidencing other necessary corporate action by, and governmental approvals relating to, the Initial Guarantors, if any, with respect to this Amendment and other related documents to which it is or is to be a party;

(iii)          certified copies of the resolutions of the board of directors and shareholders of each of the Additional Guarantors approving this Amendment and the Credit Agreement Supplement, and each other document contemplated hereby to which each of the Additional Guarantors is or is to be a party, and of all documents evidencing other necessary corporate action by, and governmental approvals relating to, the Additional Guarantors, if any, with respect to this Amendment and other related documents to which it is or is to be a party;

(iv)          certificates of an officer of each of the Borrower and the Guarantors certifying the names and true signatures of the respective officers and attorneys-in-fact of each thereof authorized to sign this Amendment and each other document contemplated hereby to which it is or is to be a party;

(v)           copies of the articles of incorporation and by-laws of the Borrower and each of the Guarantors and each amendment thereto, certified by an officer of the Borrower or the Guarantors, as the case may be, as being true and correct copies thereof;

(vi)          copies of the certificate of goodstanding of the Borrower and each of the Guarantors, certifying that such corporation is duly organized and in good standing under the laws of the Republic of the Marshall Islands;

(g)
Legal Opinion.  The Lender shall have received a favorable opinion of counsel for the Borrower, in respect of the Amendment and of all of the documents executed in connection with the effectiveness of the Amendment and as to such other matters as the Lender may reasonably request, addressed to the Lender in form and substance satisfactory to the Lender;

(h)	Fees Paid. The Lender shall have received payment in full of all fees and expenses due under the Original Agreement and this Amendment; and

(i)
No Event of Default.  The Lender shall be satisfied that no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default has occurred and be continuing and the representations and warranties of the Borrower and Guarantors contained in the Original Agreement and this Amendment, shall be true on and as of the date of this Amendment.

10.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

11.           Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

12.           Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives as of the day and year first above written.

DOUBLE HULL TANKERS, INC.

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Chief Financial Officer

ANIA AFRAMAX CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

ANN TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

CATHY TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

CHRIS TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

REBECCA TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

REGAL UNITY TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

SOPHIE TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

NEWCASTLE TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

LONDON TANKER CORPORATION

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Treasurer

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Amanda K. Brown
Name: Amanda K. Brown
Title: Attorney-in-Fact